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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 10, 2001, with respect to the financial statements of Health Personnel Options Corporation included in the Registration Statement Form S-3 and related Prospectus of On Assignment, Inc. for the registration of 3,616,308 shares of its common stock to be filed on May 8, 2002 with the Securities and Exchange Commission.


/s/ Ernst & Young L.L.P.

Cincinnati, Ohio
May 8, 2002